UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2008

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34125 (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (86) 27-5970-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

All of the information furnished in Items 2.02 and 9.01 of this report, including the accompanying exhibit, are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in such filing.

On November 11, 2008, Wuhan General Group (China), Inc. (the “Company”) issued a press release reporting the financial results of the Company for the quarter ended September 30, 2008. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On November 6 and 7, 2008, the Company raised approximately $2.03 million in gross proceeds from the exercise of a portion of the Company’s Series J warrants. The Series J warrants have an exercise price of $2.33 and expired on November 7, 2008. The warrant holders exercised their Series J warrant for 873,369 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share, which is convertible on a one-to-one basis for the Company’s common stock, par value $0.0001 per share. The Company paid approximately $203,500 in commissions in connection with theses warrant exercises. The Series B Convertible Preferred Stock was issued in a private placement transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release reporting results for the quarter ended September 30, 2008, issued by the Company on November 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc. Date: November 12, 2008

By:	/s/ Haiming Liu
Name: Haiming Liu Title: Chief Financial Officer

EXHIBIT INDEX
Form 8-K
November 12, 2008

Filed
Exhibit No.	Description	Herewith	By Reference
99.1	Press release reporting results for the quarter ended September 30, 2008, issued by the Company on November 11, 2008.	X